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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statements and in the related prospectuses of ISS Group, Inc. listed below of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of ISS Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                  Registration Statement No. 333-54670 on Form S-8 (1995 Stock Incentive Plan (Amended and Restated as of May 24, 2000), 1999 Employee Stock Purchase Plan, 1999 International Stock Purchase Plan)

                  Registration Statement No. 333-53279 on Form S-8 (Restated 1995 Stock Incentive Plan)

                  Registration Statement No. 333-89563 on Form S-8 (ISS Group Inc. 1995 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 International Employee Stock Purchase Plan, Netrex, Inc. 1998 Stock Plan)

                  Registration Statement No. 333-87557 on Form S-8 for the registration of 723,987 shares of Common Stock


                                            /s/ ERNST & YOUNG LLP


Atlanta, Georgia
March 26, 2001